PRESS RELEASE

FOR IMMEDIATE RELEASE

Southern Community Financial Corporation
Announces Results for the Fourth Quarter and Year Ended December 31, 2007
Earnings per Share of 11 cents for the Quarter; 43 Cents for the Year
Excellent Credit Quality; Continued Growth

Winston-Salem, North Carolina, January 23, 2008 – Southern Community Financial Corporation (NASDAQ: SCMF and SCMFO) (the “Company”), the holding company for Southern Community Bank and Trust, reported operating results for the three and twelve month periods ended December 31, 2007. For the fourth quarter, the Company reported net income of $1.9 million, matching the amount earned for the same period one year ago. Earnings per diluted share were $0.11 in the fourth quarter of both 2007 and 2006. For the year ended December 31, 2007, net income totaled $7.6 million, ($0.43 per diluted share), an increase from the $4.2 million, ($0.24 per diluted share), earned during 2006. The increase in 2007 is due primarily to the strong growth in non-interest income combined with the absence of the losses from the restructuring of the Company’s balance sheet that were recorded in the second quarter of 2006.

Financial Highlights for 2007:
➢	Continued to maintain strong credit quality with an adequate allowance for loan losses – Non-performing loans are 0.17% of total loans – Allowance is 1.20% of total loans;
➢	Achieved strong year-over-year growth in loans of 15.3% with deposit growth of 2.0%;
➢	Achieved solid year-over-year growth in interest-bearing non-maturity deposits of $102.3 million, or 26.0%;
➢	Increased service charge income on deposit accounts by 14.2% in 2007;
➢	After 11 years of operations, advanced into third position in deposit market share in our home base of Forsyth County and fifth in the Winston-Salem, Greensboro, High Point metropolitan area.

Net interest income after the provision for loan losses of $10.5 million for the fourth quarter of 2007 represented a 6.7% increase compared with the $9.8 million reported in the same quarter a year ago. For the year, net interest income increased 7.3% to $41.0 million from the $38.2 million earned for the year ended December 31, 2006. The growth in net interest income resulted primarily from the expansion of the Company’s loan portfolio. Average loans increased 16.4% to $1.1 billion in 2007 from $958.0 million in 2006. Compared to the year ended December 31, 2006, the net interest margin fell 11 basis points from 3.30% to 3.19%, due principally to the maturity of longer term lower cost certificates of deposit. On a linked quarter basis, the net interest margin decreased one basis point from 3.16% to 3.15% as our liability sensitive position became more apparent.

The 2007 provision for loan losses of $2.8 million was $265 thousand greater than the 2006 provision. The allowance for loan losses stands at 1.20% of total loans and our nonperforming loans represent 0.17% of total loans.

The Company Continues To Generate Solid Fee Income
Growth in service charges on deposit accounts and in revenue from the Company’s investment in Salem Capital Partners, a small business investment company (SBIC) resulted in a 19.1% rise in non-interest income over the fourth quarter of 2006. Non-interest income totaled $2.8 million in the fourth quarter compared to $2.3 million in the prior year period. During the fourth quarter of 2007 service charges on deposit accounts grew by 30.0% to $1.4 million from $1.1 million in the fourth quarter of 2006 and revenue from Salem Capital Partners grew from $294 thousand in the fourth quarter of 2006 to $394 thousand in the fourth quarter of 2007 or 34.2% growth. For the year ended December 31, 2007, non-interest income was $11.3 million compared to the $3.7 million reported in 2006. The increase in non-interest income from 2006 is primarily due to the increases in service charges on deposit accounts, earnings from SBIC activities and increases in revenue from our mortgage and wealth divisions. Additionally, the 2006 results included losses from the sale of investment securities of $4.2 million that resulted from the aforementioned restructuring of our balance sheet. For the year ended December 31, 2007, service charges on deposit accounts grew by 14.2% to $4.9 million from $4.3 million for 2006, revenue from the Mortgage division increased 11.5% to $1.3 million, revenue from our Wealth Management division increased 46.3% to $1.1 million and revenue from Salem Capital increased 165.5% to $2.1 million.

Non-interest expense for the quarter increased by 7.9% over the fourth quarter of 2006 and totaled $10.3 million for the year compared to the $9.6 million in the year ago period, reflecting costs associated with the continued growth in all of our markets. For the year, non-interest expenses grew 13.8% to $40.8 million in 2007 from $35.8 million for 2006. Part of the increase in expenses during 2007 was due to an increase in our FDIC assessment of $318 thousand and the incurrence of a full year of expenses on our operations center in 2007 compared to a partial year in 2006. We funded the continued growth of our franchise in North Carolina and invested in our infrastructure through the addition of people and technology to support our growing customer base.

Total Assets Increase to $1.6 Billion – Up 9.2% for the Year
As of December 31, 2007, the Company reported total assets of $1.6 billion, representing a year-over-year increase of $132.7 million, or 9.2% driven by increases in the loan portfolio. Investment securities declined 10.4% and stand at $228.9 million or 14.6% of total assets.

Loans and Deposits Continue Steady Growth
At year-end 2007, the loan portfolio totaled $1.2 billion, an increase of $157.7 million, or 15.3% from December 31, 2006 and $32.9 million or 2.8% over September 30, 2007.

Total deposits grew to $1.0 billion at December 31, 2007, an increase of $20.7 million or 2.0% from December 31, 2006 and $11.5 million or 1.1% over September 30, 2007.

The Company continues to focus on attracting non-maturity deposits to improve the funding mix and reduce overall funding costs. Those efforts are reflected in a $102.3 million or 26.0% increase year-over-year in money market, savings and NOW account deposits which ended the year at $495.5 million. Non-interest bearing deposits increased $945 thousand or 0.9% for the year. On a linked-quarter basis, demand deposits declined to $109.9 million at December 31, 2007, a decrease of 0.7% from September 30, 2007 and money market, savings and NOW account balances increased 3.3% from September 30, 2007.

Asset Quality
The Company’s allowance for loan losses equaled $14.3 million, or 1.20% of total loans and 6.95 times non-performing loans at December 31, 2007. Credit quality metrics remained strong as non-performing loans totaled $2.1 million or 0.17% of total loans at quarter-end, a decrease from the $2.2 million or 0.19% of total loans as reported for September 30, 2007. Net charge-offs as a percentage of average loans for the fourth quarter of 2007 were 0.23%, up slightly from 0.21% for the same period in the prior year. For the entire year, net charge-offs were $1.6 million or 0.14% of average loans.

At December 31, 2007, stockholders’ equity totaled $142.4 million and represented 9.1% of total assets. Regulatory capital ratios remain strong and are all in excess of the “well-capitalized” threshold.

Southern Community Financial Corporation Chairman and Chief Executive Officer F. Scott Bauer commented, “This was a difficult earnings year for the industry as a whole. We continue to strengthen our infrastructure and prepare Southern Community for the next ten years. Our people did a great job in producing quality loan and core deposit growth while providing superior service to our customers. We are proud that we have been able to maintain excellent credit quality. This is essential, especially in the current environment. We are well positioned for the future in the fastest growing markets in North Carolina. Our entire team thanks our customers and shareholders for their ongoing support.”

Southern Community Financial is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with twenty-two branches throughout North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on the NASDAQ Global Select Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Southern Community’s executive management team will host a conference call on January 24, 2008 at 10:00 AM Eastern Time to discuss the year-end results. The call can be accessed by dialing 1-866-542-4241 or 1-416-641-6139 and asking for the Southern Community Financial Corporation call. A replay of the conference call can be accessed until 11:59 pm on February 29, 2008 by calling 1-800-408-3053 or 1-416-695-5800 and entering pass code 3248063.

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

For additional information:
F. Scott Bauer. Chairman/CEO
James C. Monroe, Jr., Interim CFO
(336) 768-8500

Southern Community Financial Corporation
(Dollars in thousands except per share data)
(Unaudited)

	For the three months ended					For the Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
	2007	2007	2007	2007	2006	2007	2006
Income Statement
Total Interest Income	$25,370	$25,339	$24,626	$23,573	$23,233	$98,908	$85,520
Total Interest Expense	14,132	14,350	13,607	13,052	12,807	55,141	44,798
Net Interest Income	11,238	10,989	11,019	10,521	10,426	43,767	40,722

Provision for Loan Losses	750	575	600	850	600	2,775	2,510

Net Interest Income after Provision for Loan Losses	10,488	10,414	10,419	9,671	9,826	40,992	38,212

Non-Interest Income
Service Charges on Deposit Accounts	1,441	1,266	1,173	1,051	1,109	4,931	4,318
Gain (Loss) on Sale of Investment Securities	-	-	-	-	44	-	(4,156)
Gain (Loss) and Net Cash Settlement on Economic Hedges	19	69	(4)	(5)	(25)	79	(797)
Other Income	1,322	1,211	1,644	2,086	1,209	6,263	4,313
Total Non-Interest Income	2,782	2,546	2,813	3,132	2,337	11,273	3,678

Non-Interest Expense
Salaries and Employee Benefits	5,475	5,267	5,341	5,143	4,936	21,226	18,826
Occupancy and Equipment	2,021	2,116	1,888	1,903	1,819	7,928	6,835
Other	2,848	2,966	3,076	2,713	2,834	11,603	10,141
Total Non-Interest Expense	10,344	10,349	10,305	9,759	9,589	40,757	35,802

Income Before Taxes	2,926	2,611	2,927	3,044	2,574	11,508	6,088
Provision for Income Taxes	1,019	890	996	1,035	632	3,940	1,890

Net Income	$1,907	$1,721	$1,931	$2,009	$1,942	$7,568	$4,198

Net Income per Share
Basic	$0.11	$0.10	$0.11	$0.12	$0.11	$0.43	$0.24
Diluted	$0.11	$0.10	$0.11	$0.11	$0.11	$0.43	$0.24

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2007	2007	2007	2007	2006
Balance Sheet
Assets
Cash and due from Banks	$31,905	$24,227	$32,742	$28,014	$29,160
Federal Funds Sold & Int Bearing Balances	2,250	420	8,563	14,945	783
Investment Securities	228,933	247,088	250,211	261,734	255,496

Loans	1,191,062	1,158,168	1,109,442	1,085,479	1,033,411
Allowance for Loan Losses	(14,258)	(14,197)	(13,677)	(13,417)	(13,040)
Net Loans	1,176,804	1,143,971	1,095,765	1,072,062	1,020,371

Bank Premises and Equipment	38,997	38,881	39,587	39,984	40,492
Goodwill	49,792	49,792	49,792	49,792	49,792
Other Assets	40,522	44,352	43,580	43,536	40,371

Total Assets	$1,569,203	$1,548,731	$1,520,240	$1,510,067	$1,436,465

Liabilities and Stockholders' Equity
Deposits
Non-Interest Bearing	$109,895	$110,718	$112,142	$113,011	$108,950
Money market, savings and NOW	495,448	479,595	413,533	448,849	393,152
Time	439,894	443,405	472,504	516,921	522,480
Total Deposits	1,045,237	1,033,718	998,179	1,078,781	1,024,582

Borrowings	372,405	360,309	371,024	281,157	265,297
Accrued Expenses and Other Liabilities	9,208	13,868	11,988	12,083	10,361
Total Liabilities	1,426,850	1,407,895	1,381,191	1,372,021	1,300,240

Total Stockholders' Equity	142,353	140,836	139,049	138,046	136,225

Total Liabilities and Stockholders' Equity	$1,569,203	$1,548,731	$1,520,240	$1,510,067	$1,436,465

Book Value per Share	$8.18	$8.04	$7.89	$7.93	$7.83

											As of or for the
	As of or for the three months ended										Year Ended
	Dec 31,		Sep 30,		Jun 30,		Mar 31,		Dec 31,		Dec 31,		Dec 31,
	2007		2007		2007		2007		2006		2007		2006

Per Share Data:
Basic Earnings per Share	$0.11		$0.10		$0.11		$0.12		$0.11		$0.43		$0.24
Diluted Earnings per Share	$0.11		$0.10		$0.11		$0.11		$0.11		$0.43		$0.24
Book Value per Share	$8.18		$8.04		$7.89		$7.93		$7.83		$8.18		$7.83
Cash dividends paid	$0.040		$0.040		$0.040		$0.035		$0.035		$0.155		$0.135

Selected Performance Ratios:
Return on Average Assets (annualized) ROA	0.49%		0.45%		0.52%		0.56%		0.54%		0.50%		0.31%
Return on Average Equity (annualized) ROE	5.39%		4.92%		5.58%		5.96%		5.70%		5.46%		3.11%
Return on Tangible Equity (annualized)	8.48%		7.80%		8.86%		9.56%		9.22%		8.66%		5.05%
Net Interest Margin	3.15%		3.16%		3.25%		3.22%		3.22%		3.19%		3.30%
Net Interest Spread	2.77%		2.75%		2.87%		2.85%		2.84%		2.81%		2.92%
Non-interest Income as a % of Revenue	19.84%		18.81%		20.34%		22.94%		18.31%		20.48%		8.28%
Non-interest Income as a % of Average Assets	0.71%		0.66%		0.75%		0.87%		0.65%		0.74%		0.27%
Non-interest Expense to Average Assets	2.63%		2.69%		2.75%		2.70%		2.67%		2.69%		2.62%
Efficiency Ratio	73.78%		76.46%		74.50%		71.48%		75.13%		74.05%		80.64%

Asset Quality:
Nonperforming Loans	$2,052		$2,226		$983		$1,240		$2,636		$2,052		$2,636
Foreclosed Assets	$2,827		$3,165		$2,227		$2,659		$3,531		$2,827		$3,531
Nonperforming Loans to Total Loans	0.17%		0.19%		0.09%		0.11%		0.26%		0.17%		0.26%
Nonperforming Assets to Total Assets	0.18%		0.20%		0.15%		0.18%		0.25%		0.18%		0.25%
Allowance for Loan Losses to Period-end Loans	1.20%		1.23%		1.23%		1.24%		1.26%		1.20%		1.26%
Allowance for Loan Losses to Nonperforming Loans	6.95	X	6.38	X	13.91	X	10.82	X	4.95	X	6.95	X	4.95	X
Net Charge-offs to Average Loans (annualized)	0.23%		0.02%		0.12%		0.18%		0.21%		0.14%		0.13%

Capital Ratios:
Equity to Total Assets	9.07%		9.09%		9.15%		9.14%		9.48%		9.07%		9.48%
Tangible Equity to Total Tangible Assets (1)	6.00%		5.98%		5.97%		5.94%		6.12%		6.00%		6.12%

Average Balances:
Year to Date
Interest Earning Assets	$1,370,413		$1,355,030		$1,341,688		$1,324,218		$1,232,305
Total Assets	1,513,619		1,498,310		1,485,292		1,467,296		1,368,223
Total Loans	1,114,677		1,093,693		1,074,700		1,054,315		958,001
Equity	138,693		138,094		137,716		136,623		134,886
Interest Bearing Liabilities	1,250,986		1,237,398		1,226,580		1,212,714		1,115,747

Quarterly
Interest Earning Assets	$1,416,061		$1,381,279		$1,358,967		$1,324,218		$1,283,422
Total Assets	1,559,047		1,523,922		1,503,090		1,467,296		1,424,990
Gross Loans	1,176,945		1,131,060		1,094,861		1,054,315		1,023,515
Equity	140,470		138,838		138,797		136,623		135,123
Interest Bearing Liabilities	1,291,307		1,258,681		1,240,293		1,212,714		1,170,786

Weighted Average Number of Shares Outstanding
Basic	17,449,203		17,584,565		17,574,100		17,423,824		17,431,542		17,559,352		17,566,315
Diluted	17,466,703		17,602,250		17,667,207		17,597,029		17,610,248		17,624,399		17,757,436
Period end outstanding shares	17,399,882		17,520,829		17,621,653		17,410,115		17,405,940		17,399,882		17,405,940

(1) - Tangible Equity to Total Tangible Assets is period-ending equity less intangibles, divided by period-ending assets less intangibles.

Management provides the above non-GAAP measure, footnote (1) to provide readers with the impact of purchase accounting on this key financial ratio.